UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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(Amendment No. )

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VELODYNE LIDAR, INC.
(Name of Registrant as Specified in Its Charter)

DAVID S. HALL MARTA THOMA HALL
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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David S. Hall, together with the other participant named herein, intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of his director nominees at the 2022 annual meeting of stockholders (the “2022 Annual Meeting”) of Velodyne Lidar, Inc., a Delaware corporation (the “Company”).

On October 21, 2021, Mr. Hall issued the following press release which includes a public letter to the Company’s stockholders:

David Hall, Founder of Velodyne Lidar, Announces Intent to Nominate Highly-Qualified Director Candidates for Election at the Company’s 2022 Annual Meeting

Issues Letter to Stockholders Recapping the Board’s Strategic Missteps Under Chairman Michael Dee and Director Christopher Thomas

SAN JOSE, Calif.--(BUSINESS WIRE)--David Hall, the largest holder of the outstanding common stock issued by Velodyne Lidar, Inc. (NASDAQ:VLDR) (“Velodyne Lidar” or the “Company"), today issued the below open letter to the Company’s stockholders:

Fellow Stockholders,

Under my leadership, Velodyne Lidar cemented its position as a global leader in the commercialization, innovation and sales of lidar technology. Investors were confident in the solid foundation of excellent products and differentiated technology that the Company had developed. Our business potential appeared limitless, with our suite of unique products helping better the world in numerous ways.

Unfortunately, following Velodyne Lidar’s merger with a special purpose acquisition company (“SPAC”) in 2020, the Board of Directors (the “Board”) made a series of strategic missteps that resulted in the Company’s stock declining as much as 80%.1 I believe this bout of poor performance is directly tied to terrible business decisions made under SPAC-appointed directors, Chairman Michael Dee and Christopher Thomas, both of whom have terms that expire in 2022.

In my view, the only way to turn around Velodyne Lidar is to rid the Board of its seemingly self-interested and underqualified members. As the Company’s largest stockholder, I will not allow Velodyne Lidar to continue to stagnate under current leadership, which is why I intend to nominate two highly-qualified director candidates for election to Velodyne Lidar’s Board at the Company’s 2022 Annual Meeting of Stockholders to replace Messrs. Dee and Thomas.

It is important for stockholders to understand that under Messrs. Dee and Thomas, the Board has presided over a series of concerning anti-stockholder actions and strategic missteps that include:

•	Failing to increase Velodyne Lidar’s focus on the addition of new research and development personnel to keep pace with innovation.

1 Velodyne Lidar’s stock price declined from $30 in September 2020 to $6.16 on October 15, 2021.

•	Failing to innovate the lidar product, add software or allocate resources toward expanding the product suite.

•	Embracing performance mediocracy, large salaries and other egregious compensation practices instead of developing an actionable plan to stem value destruction.

•	Opting to increase G&A expenses by 59% for the three months ended March 31, 2021, from the comparable period of 2020, in the face of Velodyne Lidar’s 35% decline in product revenues.[2]

•	Transitioning Mr. Thomas from a Class I director to a Class II director in an apparent attempt to avoid having him stand for re-election, which could have resulted in him being voted off the Board by stockholders at the 2021 Annual Meeting. Putting his performance as a director up to a stockholder vote could have avoided significant loss of stockholder value.

•	Censuring two stockholder aligned directors – Marta Hall and myself – based on an opaque, secret investigation, seemingly in retaliation for our attempt to hold prior Chief Executive Officer Dr. Anand Gopalan more accountable for the Company’s weak performance and reconstitute the Board with more experienced and highly-qualified public company directors.

•	Awarding prior CEO Dr. Gopalan with excessive compensation, despite his failure to meet the Company’s financial projections, and granting Mr. Thomas with nearly $1.2 million in stock awards and premature vested stock since July 2020.[3]

•	Appointing Mr. Dee as Chairman of the Board, despite his lack of relevant skillsets or public company board experience and concerning track record. Mr. Dee is currently a named defendant in securities litigation filed against PureCycle Technologies, Inc., where he serves as Chief Financial Officer.

Thankfully, stockholders will have an opportunity at the 2022 Annual Meeting to elect new directors with corporate governance and technology experience to Velodyne Lidar’s Board. I firmly believe that under new leadership, past mistakes can be reversed, and the Company can regenerate, rebuild and grow.

As a stockholder of the Company, it is my absolute right to nominate directors and vote my shares to impact who is elected to the Board. In the coming months, I will be watching the Board very carefully to ensure that it honors the existing ground rules for the 2022 Annual Meeting and does not continue to waste stockholder resources to further entrench itself for its own personal gain - much like it did in connection with the 2021 Annual Meeting process.

I want nothing more than for Velodyne Lidar to revitalize its integrity-rich culture and return to its position at the forefront of lidar technology innovation and engineering excellence. I am confident we can do so if new directors with strong corporate governance pedigrees are added to the boardroom. New blood can help shift the Board’s priorities away from rewarding poor-performing directors and toward creating enduring value for stockholders.

2 For the comparable periods of March 31, 2020, to March 31, 2021.

3 https://www.sec.gov/ix?doc=/Archives/edgar/data/1745317/000162828021008380/vldr-20201231.htm; https://www.sec.gov/Archives/edgar/data/1745317/000110465921067171/tm2115166-1_def14a.htm.

I look forward to continuing actively engaging with my fellow stockholders and Company leadership in the months leading up to Velodyne Lidar’s 2022 Annual Meeting.

Sincerely,

/s/ David Hall

David Hall

Founder of Velodyne Lidar, Inc.

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CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

David S. Hall, together with the other participants named herein, intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of his director nominees at the 2022 annual meeting of stockholders of Velodyne Lidar, Inc., a Delaware corporation (the “Company”).

MR. HALL STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be David S. Hall and Marta Thoma Hall.

As of the date hereof, Mr. Hall may be deemed to beneficially own 98,104,418 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, consisting of (i) 59,453,225 shares of Common Stock beneficially owned directly and (ii) 38,651,193 shares of Common Stock held by other stockholders of the Company over which, except under limited circumstances, Mr. Hall holds an irrevocable voting proxy. As of the date hereof, Mrs. Hall may be deemed to beneficially own 5,471,664 shares of Common Stock, consisting of (i) 5,435,865 shares of Common Stock beneficially owned directly, all of which are subject to an irrevocable voting proxy granted to Mr. Hall, and (ii) 35,799 shares of Common Stock underlying certain RSUs which have vested or will fully vest within 60 days of the date hereof.

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Contact

MKA

Charlotte Kiaie / Bela Kirpalani, 646-386-0091

ckiaie@mkacomms.com / bkirpalani@mkacomms.com